Exhibit 99.1 Description Page. No. Report of Independent Registered Public Accounting Firm 2 Statement of Assets Acquired and Liabilities Assumed at April 26, 2024 4 Notes to Statement of Assets Acquired and Liabilities Assumed 5 1

Independent Auditors’ Report To the Shareholders and the Board of Directors Fulton Financial Corporation: Report on the Statement of Assets Acquired and Liabilities Assumed Opinion We have audited the Statement of Assets Acquired and Liabilities Assumed by Fulton Financial Corporation and subsidiaries (the Company), related to the acquisition of certain assets and liabilities of Republic First Bank on April 26, 2024, and the related notes (the Financial Statement). In our opinion, the accompanying Financial Statement presents fairly, in all material respects, the assets acquired and liabilities assumed of Republic First Bank described in Note 1 by the Company as of April 26, 2024, in accordance with U.S. generally accepted accounting principles. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Emphasis of Matter — Basis of Accounting We draw attention to Note 1 to the Financial Statement, which describes that the accompanying statement of acquired assets and assumed liabilities was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K of the Company) and is not intended to be a complete presentation of the Company’s assets and liabilities. As a result, the Financial Statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter. Responsibilities of Management for the Financial Statement Management is responsible for the preparation and fair presentation of the Financial Statement in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that is free from material misstatement, whether due to fraud or error. Auditors’ Responsibilities for the Audit of the Financial Statement Our objectives are to obtain reasonable assurance about whether the Financial Statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Financial Statement. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the Financial Statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statement. 2

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Financial Statement. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit. /s/ KPMG LLP Philadelphia, Pennsylvania February 28, 2025 3

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED by Fulton Bank, National Association (a wholly-owned subsidiary of Fulton Financial Corporation) (dollars in thousands) Estimated Fair Value Assets Cash and due from banks $ 208,451 Investment securities available for sale 1,938,571 Loans 2,495,810 Premises and equipment 184 Core deposit intangible 92,600 FHLB stock(1) 37,931 Accrued interest receivable 16,164 Other assets 10,179 Total assets acquired $ 4,799,890 Liabilities Deposits $ 4,112,143 Borrowings 1,413,751 Accrued interest payable 33,444 Other liabilities 2,641 Total liabilities $ 5,561,979 Far value of net assets acquired: $ (762,089) (1) Federal Home Loan bank ("FHLB"). See accompanying Notes to the Statement of Assets Acquired and Liabilities Assumed. 4

Notes to the Statement of Assets Acquired and Liabilities Assumed NOTE 1 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES Fulton Financial Corporation (the "Parent Company") is a financial holding company that provides a full range of banking and financial services to businesses and consumers through its wholly-owned banking subsidiary, Fulton Bank, National Association ("Fulton Bank"). In addition, the Parent Company owns the following non-bank subsidiaries: Fulton Financial Realty Company, Central Pennsylvania Financial Corp., FFC Penn Square, Inc., Fulton Insurance Services Group, Inc. and Fulton Community Partner, LLC. Collectively, the Parent Company and its subsidiaries are referred to as the "Corporation". The Corporation offers, through its banking subsidiary, a full range of retail and commercial banking services in Pennsylvania, Delaware, Maryland, New Jersey and Virginia. BASIS OF PRESENTATION Business Combination On April 26, 2024 (the "Acquisition Date"), Fulton Bank acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank") from the Federal Deposit Insurance Corporation (the "FDIC") (the "Republic Bank Transaction"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits" by and among Fulton Bank, the FDIC and the FDIC as receiver of Republic Bank, effective as of the Acquisition Date (the "Agreement"). See "Note 2 - Business Combination" for additional information. Basis of Presentation The Corporation has determined that the Republic Bank Transaction constitutes a business combination as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented in this Statement of Assets Acquired and Liabilities Assumed and accompanying Notes (this “Financial Statement”) at their estimated fair values based on preliminary valuations as of the Acquisition Date. In accordance with the relief granted in a letter dated July 5, 2024 from the staff of the Division of Corporate Finance of the Securities and Exchange Commission (the “Commission”), and the Commission’s Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”), the Corporation has omitted certain financial information of Republic Bank required by Rule 3-05 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including a transaction such as the Republic Bank Transaction, in which the registrant engages in an acquisition of a troubled financial institution for which audited financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. This Financial Statement solely relates to the fair values of the assets acquired and liabilities assumed in the Republic Bank Transaction. Therefore, this Financial Statement does not include the following financial statements: balance sheet, statement of income, statement of comprehensive income, statement of changes in stockholder’s equity, and statement of cash flows. The preparation of this Financial Statement requires management to make estimates and assumptions based on available information, including, but not limited to discount rates, market conditions, expected cash flows and other future events that are highly subjective in nature and subject to change. These estimates and assumptions impact the amounts reported in this Financial Statement and accompanying notes, and actual results could differ from those estimates. The significant estimates relate to the determination of fair values of loans acquired and the core deposit intangible ("CDI") associated with the Republic Bank Transaction are considered critical accounting estimates. The methods used to determine the fair values of the significant assets acquired and liabilities assumed are described below. SIGNIFICANT ACCOUNTING POLICIES Cash and due from banks The fair values of cash and due from banks approximate their book values. 5

Investment securities The investment portfolio acquired in the Republic Bank Transaction, with a fair value of $1.9 billion, was sold shortly after the Acquisition Date. The fair value of the investment portfolio was based on the proceeds from the sale. Loans The estimated fair value for the loans was based on a discounted cash flow methodology that considered credit loss and prepayment expectations, market interest rates and other market factors from the perspective of a market participant. Loan cash flows were generated on an individual loan basis. The probability of default ("PD"), loss given default ("LGD"), exposure at default ("EAD") and prepayment assumptions are the key factors driving credit losses that are embedded in the estimated cash flows. Acquired Loans The Corporation's accounting methods for acquired loans depends on whether or not the loans reflect more than insignificant credit deterioration since origination at the date of acquisition. Non-Purchased Credit Deteriorated Loans Non-purchased credit deteriorated (“Non-PCD”) loans do not reflect more-than-insignificant credit deterioration since origination at the Acquisition Date. These loans are recorded at fair value, and the difference between the fair value and the unpaid principal balance (“UPB”) at the Acquisition Date is amortized or accreted to interest income over the remaining lives of the underlying loans. Purchased Credit Deteriorated Loans Purchased loans that reflect a more-than-insignificant credit deterioration since origination at the Acquisition Date are classified as PCD loans. PCD loans are recorded at Acquisition Date amortized cost, which is the purchase price or fair value in a business combination, plus the Corporation's initial allowance for credit losses (“ACL”), which results in a gross up of the loan balance (the “PCD Gross-Up”). The initial ACL for PCD loans is established through the PCD Gross-Up, and there is no corresponding increase to the provision for credit losses. The difference between the UPB and the Acquisition Date amortized cost resulting from the PCD Gross-Up is amortized or accreted to interest income over the remaining lives of the underlying loans. Allowance for Credit Losses The Corporation follows ASU 2016-13 Financial Instruments - Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments. The measurement of expected credit losses under current expected credit losses methodology is applicable to financial assets measured at amortized cost, including loans and held to maturity debt securities. It also applies to off-balance-sheet ("OBS") credit exposures, such as loan commitments, standby letters of credit, financial guarantees, and other similar instruments, and net investments in leases recognized by a lessor in accordance with ASC Topic 842. The Corporation has elected to exclude accrued interest receivable from the measurement of its ACL. When a loan is placed on non-accrual status, any outstanding accrued interest is reversed against interest income. The ACL consists of loans evaluated collectively and individually for expected credit losses. The ACL represents an estimate of expected credit losses over the expected lives of the loans as of the balance sheet date and is recorded as a reduction to net loans. The ACL is increased or decreased (when the provision for credit losses is negative) through the provision for credit losses and increased or decreased (when recoveries of loans previously charged off exceed loans charged off) by charge-offs, net of recoveries. The reserve for OBS credit exposures includes estimated losses on unfunded loan commitments, letters of credit and other OBS credit exposures. Loans: The ACL is an estimate of the expected losses to be realized over the lives of the loans in the portfolio. The ACL is determined for two distinct categories of loans: (i) loans evaluated collectively for expected credit losses and (ii) loans evaluated individually for expected credit losses. Loans Evaluated Collectively: Loans evaluated collectively for expected credit losses include accruing loans and non-accrual loans where the total commitment amount is less than $1 million. In determining the ACL, the Corporation uses three inputs to 6 model the estimate. These inputs are the PD rate which estimates the likelihood that a borrower will be unable to meet its debt obligations, the LGD rate which estimates the percentage of an asset that is lost if a borrower defaults, and the EAD balance which estimates the gross exposure under a facility upon default. The PD models were developed based on historical default data. Both internal and external variables are evaluated in the process. The main internal variables are risk rating or delinquency history and indicators of default. The external variables are economic variables obtained from third-party forecasts. The PD models are transition matrix models that utilize historical credit observations and incorporate economic forecasts to project future default rates using a linear regression methodology for each loan segment. The LGD model uses a vintage loss approach that estimates LGD rates based on the Fulton Bank’s historical loss experience for each loan segment. The EAD incorporates a prepayment rate and applies the PD rates to estimate the projected EAD across the life of each loan. The ACL is calculated by applying the LGD to the EAD at each period across the life of each loan. The ACL incorporates the Corporation’s historical credit observations, current conditions, and reasonable and supportable forecasts that are based on the projected performance of specific economic variables that are statistically correlated with historical PD rates. The reasonable and supportable forecast extends to 24 months and reverts back to an average PD rate using a straight-line reversion methodology over a 12-month period. The ACL is highly sensitive to the economic forecasts used to develop the reserve. As such, the calculation of the ACL is inherently subjective and requires management to exercise judgment. The ACL may include qualitative adjustments intended to capture the impact of uncertainties not reflected in the quantitative models. In determining qualitative adjustments, management considers changes in national, regional, and local economic and business conditions and their impact on the lending environment, including underwriting standards and other factors affecting credit losses over the remaining life of each loan. Loans Evaluated Individually: Loans evaluated individually for expected credit losses include but are not limited to loans on non-accrual status where the commitment amount equals or exceeds $1.0 million. The required ACL for such loans is determined using either the present value of expected future cash flows, observable market price or the fair value of collateral. Loans evaluated individually may have specific allocations of the ACL assigned if the measured value of the loan using one of the noted techniques is less than its current carrying value. For loans measured using the fair value of collateral, if the analysis determines that sufficient collateral value would be available for repayment of the debt, then no allocations would be assigned to those loans. Collateral could be in the form of real estate or business assets, such as accounts receivable or inventory, in the case of commercial and industrial loans. Commercial and industrial loans may also be secured by real estate. For loans secured by real estate, estimated fair values are determined primarily through appraisals performed by third-party appraisers, discounted to arrive at expected net sale proceeds. For collateral-dependent loans, estimated real estate fair values are also net of estimated selling costs. When a real estate secured loan is impaired, a decision is made regarding whether an updated appraisal of the real estate is necessary. This decision is based on various considerations, including: the age of the most recent appraisal; the loan-to-value ratio based on the original appraisal; the condition of the property; the Corporation's experience and knowledge of the real estate market; the purpose of the loan; market factors; payment status; the strength of any guarantors; and the existence and age of other indications of value such as broker price opinions, among others. The Corporation generally obtains updated appraisals performed by third-party appraisers for impaired loans secured predominantly by real estate every 12 months. When updated appraisals are not obtained for loans secured by real estate, fair values are estimated based on the original appraisal values, as long as the original appraisal indicated an acceptable loan-to-value position and there has not been a significant deterioration in the collateral value since the original appraisal was performed. For loans with principal balances greater than or equal to $1.0 million secured by non-real estate collateral, such as accounts receivable or inventory, estimated fair values are determined based on borrower financial statements, inventory listings, accounts receivable agings or borrowing base certificates provided by the borrower. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets. Liquidation or collection discounts are applied to these assets based upon existing loan evaluation policies. Management regularly reviews loans in the portfolio to assess credit quality indicators and to determine appropriate loan classification. For commercial loans, commercial mortgages and construction loans to commercial borrowers, an internal risk rating process is used. The Corporation believes that internal risk ratings are the most relevant credit quality indicator for these types of loans. The migration of loans through the various internal risk rating categories is a significant component of the ACL 7 methodology for these loans, which bases the PD on this migration. Assigning risk ratings involves judgment. Risk ratings may be changed based on ongoing monitoring procedures, or if specific loan review assessments identify a deterioration or an improvement in the loan. The following is a summary of the Corporation's internal risk rating categories: • Pass: These loans do not currently pose undue credit risk and can range from the highest to average quality, depending on the degree of potential risk. • Special Mention: These loans have a heightened credit risk, but not to the point of justifying a classification of Substandard. Loans in this category are currently acceptable but are nevertheless potentially weak. • Substandard or Lower: These loans are inadequately protected by current sound worth and paying capacity of the borrower. There exists a well-defined weakness or weaknesses that jeopardize the normal repayment of the debt. The Corporation considers risk factors such as: local and national economic conditions; trends in delinquencies and non-accrual loans; the diversity of borrower industry types; and the composition of the portfolio by loan type. Allowance for Credit Losses on Off-Balance-Sheet Credit Exposure The reserve for OBS credit exposures is recorded in other liabilities on the consolidated balance sheets, and represents management's estimate of expected losses in its unfunded loan commitments and other OBS credit exposures. The reserve for OBS credit exposures specific to unfunded commitments is determined by estimating future draws and applying the expected loss rates on those draws. Future draws are based on historical averages of utilization rates (i.e., the likelihood of draws taken). The reserve for OBS credit exposures is increased or decreased by charges or reductions to expense through the provision for credit losses. Premises and equipment Fair values for furniture, equipment and software were determined using the cost approach. See "Note 6—Premises and Equipment" for additional information. Core deposit intangible The Corporation recorded $92.6 million of CDI that is being amortized over seven years using the sum-of-the-years'-digits method. The estimated fair value of the CDI was determined using the cost savings approach. The cost savings approach is defined as the difference between the cost of funds of core deposits and an alternative cost of funds for those deposits. The CDI estimated fair value was determined by projecting discounted net cash flows that included assumptions related to customer attrition rates, discount rates, deposit interest rates, deposit account maintenance costs and alternative cost of funding rates. See "Note 7 - Core Deposit Intangible" for additional information. FHLB Stock The Corporation acquired $37.9 million of FHLB stock. The estimated fair value of the FHLB stock approximated its book value. Accrued Interest Receivable The Corporation acquired $16.2 million of accrued interest receivable. The fair value of the accrued interest receivable approximated its book value. Core Deposits Demand deposits, savings and money market deposits and time deposits (less than $250,000) were recorded at book value which approximated fair value. The Corporation recorded $92.6 million of CDI in other assets for these deposits. 8

Time Deposits Time deposits of $250,000 and greater were valued based on a comparison with the contractual cost of a portfolio of brokered deposits having a similar tenor. As the time deposit portfolio had a remaining average life of approximately three months, the estimated fair value of the time deposits approximated their book value and no adjustment was recorded. Borrowings Borrowings assumed in the Republic Bank Transaction, with a fair value of $1.4 billion, were repaid shortly after the acquisition date. The fair value of borrowings was based on the repayment amounts. Accrued Interest Payable Accrued interest payable is short-term in nature and, therefore, fair value approximates historical carrying value. Fair Values Fair Value Hierarchy Fair values of financial assets and liabilities are determined in accordance with ASC 820, Fair Value Measurement, which defines fair value, establishes a consistent framework for measuring fair value, and requires disclosures about fair value measurements, the Corporation categorizes its financial instruments based on the significance of inputs to the valuation techniques according to the following three-tier fair value hierarchy: • Level 1 – Inputs that represent quoted prices for identical instruments in active markets. • Level 2 – Inputs that represent quoted prices for similar instruments in active markets, or quoted prices for identical instruments in non-active markets. Also included are valuation techniques whose inputs are derived principally from observable market data other than quoted prices, such as interest rates or other market-corroborated means. • Level 3 – Inputs that are largely unobservable, as little or no market data exists for the instrument being valued. See "Note 10—Fair Value" for additional information. NOTE 2 — BUSINESS COMBINATION The Republic Bank Transaction constitutes a business combination as defined by the FASB ASC Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as of the Acquisition Date. The determination of estimated fair values required management to make certain estimates about discount rates, future expected cash flows and market conditions at the time of the Republic Bank Transaction. Fulton Bank is awaiting conclusion of the customary final settlement process with the FDIC to determine whether certain assets and liabilities of Republic Bank will be acquired by Fulton Bank. Until management finalizes its fair value estimates for the acquired assets and assumed liabilities, the preliminary gain on acquisition can be updated for a period not to exceed one year following the Acquisition Date. The preliminary fair value estimates of assets acquired and liabilities assumed provide a reasonable basis for determining the preliminary gain on acquisition. The excess of the estimated fair value of net assets acquired and the cash consideration received from the FDIC over the estimated fair value of liabilities assumed in the Republic Bank Transaction was recorded as a preliminary gain on acquisition of $37.0 million, net of income taxes. 9

The following table summarizes the consideration transferred and the estimated fair values of identifiable assets acquired and liabilities assumed in connection with the Republic Bank Transaction: Fair Value Purchase Price Allocation Estimated Fair Value (dollars in thousands) Cash payment received from FDIC $ 809,920 Assets acquired: Cash and due from banks $ 208,451 Investment securities 1,938,571 Loans 2,495,810 Premises and equipment 184 CDI 92,600 FHLB Stock 37,931 Accrued interest receivable 16,164 Other assets 10,179 Total assets $ 4,799,890 Liabilities assumed: Deposits $ 4,112,143 Borrowings 1,413,751 Accrued interest payable 33,444 Other liabilities 2,641 Total liabilities $ 5,561,979 Fair value of net assets acquired: (762,089) Gain on acquisition, before income taxes $ 47,831 Gain on acquisition, net of income taxes $ 36,996 In the fourth quarter of 2024, Fulton Bank assumed 14 leases from the FDIC in accordance with the terms of the Agreement. Upon assignment of the leases, the Corporation recorded at fair market value, a $13.1 million right-of-use asset and a corresponding $14.4 million lease liability, with the $1.3 million difference recognized above as a decrease to gain on acquisition, before income taxes. Additionally, in the fourth quarter of 2024, Fulton Bank purchased 15 premises and related property, plant and equipment in accordance with the terms of the Agreement and recorded at fair market value $21.7 million in premises and equipment, with a corresponding reduction of $1.0 million in gain on acquisition, before income taxes. 10

NOTE 3 – INVESTMENT SECURITIES The following table presents the fair value of investment securities available for sale, which equates to the amortized cost as of the Acquisition Date. See "Note 1 - Basis of Presentation and Significant Accounting Policies" for additional information. Investment Securities Available for Sale (dollars in thousands) April 26, 2024 U.S. Government securities $ 47,521 U.S. Government-sponsored agency securities 89,650 State and municipal bonds 37,462 Corporate debt securities 85,964 Collateralized mortgage obligations 248,159 Residential mortgage-backed securities 1,108,200 Commercial mortgage-backed securities 321,615 Total $ 1,938,571 At the Acquisition Date, accrued interest receivable for available for sale investment securities was $6.2 million and is reported in accrued interest receivable in the Statement of Assets Acquired and Liabilities Assumed. The following table provides contractual maturities of investment securities. Expected maturities will differ from contractual maturities on certain securities because borrowers and issuers may have the right to prepay or call obligations with or without penalties. Mortgage-backed securities are stated separately as they are not due at a single maturity date. Maturities - Debt Securities (dollars in thousands) April 26, 2024 Investment securities available for sale Securities maturing in: One year or less $ 215 After one through five years 79,180 After five through 10 years 170,091 After 10 years 11,111 Collateralized mortgage obligations 248,159 Commercial mortgage-backed securities 321,615 Residential mortgage-backed securities $ 1,108,200 Total investment securities available for sale $ 1,938,571 At the Acquisition Date substantially all of the investment securities were pledged as collateral to secure public funds on deposit and certain short-term borrowings, and for other purposes as required by law. A security is considered past due once it is 30 days contractually past due under the terms of the agreement. There were no securities past due as of the Acquisition Date. The investment securities acquired in the Republic Bank Transaction, with a fair value of $1.9 billion, were sold shortly after the Acquisition Date. The fair value of the investment securities was based on the proceeds from the sale. 11

NOTE 4 - LOANS

Loans were recognized at their estimated fair values on the Acquisition Date in accordance with ASC Topic 805, *Business Combinations*. See "Note 1 - Basis of Presentation and Significant Accounting Policies" for additional information. Unless otherwise noted, the following tables present loan amounts at fair value after the PCD Gross-Up, which represents amortized cost.

Loans by Class

(dollars in thousands)		April 26, 2024
Real estate - commercial mortgage	$	1,234,409
Commercial and industrial		279,309
Real-estate - residential mortgage		752,331
Real-estate - home equity		84,369
Real-estate - construction		142,768
Consumer		2,624
Total acquired loans	$	2,495,810

At the Acquisition Date accrued interest receivable on loans included in other assets was $9.9 million.

Purchased Loans

The following table summarizes PCD loans acquired in the Republic Bank Transaction as of the Acquisition Date:

PCD Loans

(dollars in thousands)		Total PCD
Book balance of loans with deteriorated credit quality at acquisition	$	1,014,559
Fair value of loans with deteriorated credit quality at acquisition		895,588
Fair value discount		118,971
PCD Loans credit discount		(54,631)
Non-credit discount	$	64,340

The non-credit discount of $64.3 million will be accreted into income over the remaining lives of the underlying loans.

The Republic Bank Transaction resulted in the addition of $78.1 million to the ACL, including the $54.6 million identified in the table above for PCD Loans, and $23.4 million recorded through the provision for credit losses at the Acquisition Date for non-PCD Loans.

The aging of the outstanding loans, by class, at the Acquisition Date is provided in the table below.

Loans - Delinquency Status

	April 26, 2024						
(dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	≥ 90 Days Past Due and Accruing	Total Past Due	Non-Accrual	Current	Total
Real estate - commercial mortgage	$ 3,611	$ —	$ 114	$ 3,725	$ 2,803	$ 1,227,881	$ 1,234,409
Commercial and industrial	25	10	2,693	2,728	565	276,016	279,309
Real estate - residential mortgage	158	—	—	158	340	751,833	752,331
Real estate - home equity	524	77	—	601	436	83,332	84,369
Real estate - construction	—	—	—	—	—	142,768	142,768
Consumer	1	9	—	10	—	2,614	2,624
Total	$ 4,319	$ 96	$ 2,807	$ 7,222	$ 4,144	$ 2,484,444	$ 2,495,810

12

The following table summarizes loans disaggregated by year of origination and by internal risk rating category:

Portfolio Segment and Internal Risk Rating								
	April 26, 2024							
Risk Classification:	**Term Loans Amortized Cost Basis by Origination Year**							
(dollars in thousands)	**2024**	**2023**	**2022**	**2021**	**2020**	**Prior**	**Revolving**	**Total**
Real estate - commercial mortgage								
Pass	$ 9,751	$ 29,366	$ 133,807	$ 122,640	$ 97,896	$ 198,678	$ 5,165	$ 597,303
Special Mention	1,578	26,465	107,853	122,146	81,416	180,797	7,080	527,335
Substandard or Lower	—	3,641	33,739	19,866	13,579	37,762	1,184	109,771
Total real estate - commercial mortgage	11,329	59,472	275,399	264,652	192,891	417,237	13,429	1,234,409
Commercial and industrial								
Pass	576	7,745	27,248	1,348	15,961	31,996	51,122	135,996
Special Mention	3,949	7,568	18,004	11,252	5,345	20,514	50,609	117,241
Substandard or Lower	—	31	316	625	9,516	5,143	10,441	26,072
Total commercial and industrial	4,525	15,344	45,568	13,225	30,822	57,653	112,172	279,309
Real estate - construction								
Pass	—	9,409	16,002	3,084	4,450	132	8,654	41,731
Special Mention	—	11,500	21,252	41,833	2,748	6,856	2,760	86,949
Substandard or Lower	—	—	10,546	744	—	2,798	—	14,088
Total real estate - construction	—	20,909	47,800	45,661	7,198	9,786	11,414	142,768
Total								
Pass	10,327	46,520	177,057	127,072	118,307	230,806	64,941	775,030
Special Mention	5,527	45,533	147,109	175,231	89,509	208,167	60,449	731,525
Substandard or Lower	—	3,672	44,601	21,235	23,095	45,703	11,625	149,931
Total	$ 15,854	$ 95,725	$ 368,767	$ 323,538	$ 230,911	$ 484,676	$ 137,015	$ 1,656,486

13

The Corporation considers the performance of the loan portfolio and its impact on the ACL. The Corporation does not assign internal risk ratings to smaller balance, homogeneous loans, such as home equity, residential mortgage, construction loans to individuals secured by residential real estate, consumer and other loans. For these loans, the most relevant credit quality indicator is delinquency status and the Corporation evaluates credit quality based on the aging status of the loan. The following tables present the amortized cost of these loans based on payment activity, by origination year, for the periods shown:

	April 26, 2024							
Risk Classification:	Term Loans Amortized Cost Basis by Origination Year							
(dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving	Total
Real estate - residential mortgage								
Performing	$ 2,723	$ 17,673	$ 380,408	$ 145,670	$ 118,792	$ 86,725	$ —	$ 751,991
Nonperforming	—	—	340	—	—	—	—	340
Total real estate - residential mortgage	2,723	17,673	380,748	145,670	118,792	86,725	—	752,331
Real estate - home equity								
Performing	1,799	5,969	11,037	3,041	2,436	10,648	49,003	83,933
Nonperforming	—	—	—	—	—	148	288	436
Total real estate - home equity	1,799	5,969	11,037	3,041	2,436	10,796	49,291	84,369
Consumer								
Performing	1,508	98	80	113	—	161	664	2,624
Nonperforming	—	—	—	—	—	—	—	—
Total consumer	1,508	98	80	113	—	161	664	2,624
Total								
Performing	6,030	23,740	391,525	148,824	121,228	97,534	49,667	838,548
Nonperforming	—	—	340	—	—	148	288	776
Total	$ 6,030	$ 23,740	$ 391,865	$ 148,824	$ 121,228	$ 97,682	$ 49,955	$ 839,324

NOTE 5 - ALLOWANCE FOR CREDIT LOSSES

The Republic Bank Transaction resulted in a $78.1 million addition to the ACL, including $54.6 million identified for PCD Loans, and $23.4 million recorded through the provision for credit losses at the Acquisition Date for non-PCD Loans. See "Note 1—Basis of Presentation and Significant Accounting Policies for the ACL methodology discussion.

NOTE 6 - PREMISES AND EQUIPMENT

The Corporation acquired furniture, equipment and software of $0.2 million in the Republic Bank Transaction, which have estimated useful lives ranging from three to seven years. In the fourth quarter of 2024, Fulton Bank purchased from the FDIC 15 premises and related property, plant and equipment in accordance with the terms of the Agreement and recorded at fair market value $21.7 million in premises and equipment, with a corresponding reduction of $1.0 million in gain on acquisition, before income taxes.

NOTE 7 - CORE DEPOSIT INTANGIBLE

CDI represents the estimated fair value of core deposits. CDI is being amortized over seven years using the sum-of-the-years' digits method of accelerated amortization.

14

The following table summarizes the expected amortization expense as of the Acquisition Date in subsequent periods for CDI: CDI Expected Amortization (dollars in thousands) Amount Remainder of 2024 $ 15,690 2025 20,688 2026 17,638 2027 14,331 2028 11,024 2029 7,717 Thereafter 5,512 Balance, net of accumulated amortization $ 92,600 NOTE 8 - DEPOSITS The following table provides detail on the types of deposits assumed in the Republic Bank Transaction as of the Acquisition Date: Deposit Types (dollars in thousands) April 26, 2024 Noninterest-bearing demand $ 750,954 Interest-bearing demand 1,589,408 Savings and money market accounts 661,901 Total demand and savings $ 3,002,263 Brokered deposits 458,519 Time deposits 651,361 Total deposits $ 4,112,143 At the Acquisition Date, the scheduled maturities of time deposits were: Deposit Maturities (dollars in thousands) Twelve months ended April 26, Time Deposits 2025 $ 632,774 2026 12,201 2027 1,326 2028 815 2029 776 Thereafter 3,469 Total time deposits $ 651,361 Time deposits with a denomination of $250,000 or more were $186.0 million as of the Acquisition Date. Accrued interest payable on deposits was $11.2 million as of the Acquisition Date. 15

NOTE 9 - BORROWINGS The Corporation assumed $1.4 billion of borrowings in the Republic Bank Transaction, which were repaid shortly after the Acquisition Date. The fair value of borrowings was based upon the repayment amounts. Accrued interest payable on borrowings was $22.2 million as of the Acquisition Date. NOTE 10 - FAIR VALUE Assets and Liabilities Measured at Fair Value on a Recurring Basis The following tables present assets and liabilities measured at fair value on a recurring basis: April 26, 2024 Level 1 Level 2 Level 3 Total (dollars in thousands) Available for sale investment securities: U.S. Government securities $ 47,521 $ — $ — $ 47,521 U.S. Government-sponsored agency securities — 89,650 — 89,650 State and municipal bonds — 37,462 — 37,462 Corporate debt securities — 85,964 — 85,964 Collateralized mortgage obligations — 248,159 — 248,159 Residential mortgage-backed securities — 1,108,200 — 1,108,200 Commercial mortgage-backed securities — 321,615 — 321,615 Total available for sale investment securities $ 47,521 $ 1,891,050 $ — $ 1,938,571 The methods and assumptions used to estimate the fair value of each class of financial instruments measured at fair value on a recurring basis are discussed in "Note 1—Basis of Presentation and Significant Accounting Policies." Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis Certain financial instruments are not measured at fair value on an ongoing basis but are subject to fair value measurement in certain circumstances, such as upon their acquisition or when there is evidence of impairment. The following table presents Level 3 financial assets measured at fair value on a nonrecurring basis: (dollars in thousands) April 26, 2024 Other real estate owned ("OREO") 794 Small Business Administration ("SBA") servicing asset 3,318 Total assets $ 4,112 The valuation techniques used to measure fair value for the items in the table above are as follows: OREO This category consists of OREO classified as Level 3 assets, for which the fair values were based on estimated selling prices less estimated selling costs for similar assets in active markets. SBA Servicing Asset This category consists of the retained servicing rights on SBA-guaranteed loans sold to investors. The standard sale structure under the SBA Secondary Participation Guaranty Agreement provides for the Corporation to retain a portion of the cash flow from the interest payment received on the SBA-guaranteed portion of the loan, which is commonly known as a servicing spread. A third-party vendor is utilized to perform the modeling to estimate the fair value of the SBA servicing asset. Since the valuation model uses significant unobservable inputs, the SBA servicing assets is classified within Level 3. 16

The table below presents additional quantitative information about SBA servicing assets measurement at fair value as of the Acquisition Date: Quantitative Information about Level 3 Fair Value Measurements Asset Description (dollars in thousands) Fair Value Valuation Technique Unobservable Input Weighted Average SBA servicing asset $ 3,318 Discounted cash flow Conditional Prepayment Rate 15.79% Discount rate 14.50% Financial Instruments Fair Value The table below presents the carrying values and estimated fair values for financial instruments, excluding leases and certain other assets and liabilities for which these disclosures are not required: April 26, 2024 Estimated Fair Value Carrying Amount Level 1 Level 2 Level 3 Total (dollars in thousands) Financial Assets Cash and due from banks $ 208,451 $ 208,451 $ — $ — $ 208,451 Investment securities available for sale 1,938,571 — 1,938,571 — 1,938,571 Loans 2,495,810 — — 2,495,810 2,495,810 FHLB Stock 37,931 — 37,931 — 37,931 Accrued interest receivable 16,164 16,164 — — 16,164 Other assets 10,179 4,683 1,384 4,112 10,179 Financial Liabilities Demand and savings deposits $ 3,002,263 $ 3,002,263 $ — $ — $ 3,002,263 Brokered deposits 458,519 414,409 44,110 — 458,519 Time deposits 651,361 — 651,361 — 651,361 Borrowings 1,413,751 1,413,751 — — 1,413,751 Accrued interest payable 33,444 33,444 — — 33,444 Other liabilities 2,641 — 2,001 640 2,641 The methods and assumptions used to estimate the fair value of each class of financial instruments are discussed in "Note 1— Basis of Presentation and Significant Accounting Policies". NOTE 11 – COMMITMENTS OBS risk associated with the Republic Bank Transaction include commitments to extend credit and letters of credit as follows: Commitments Commitments to extend credit are agreements to lend to a borrower or obligor as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee by the borrower or obligor. Since a portion of the commitments is expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each borrower's or obligor's creditworthiness on a case-by-case basis. The amount of collateral, if any, obtained upon an extension of credit is based on management's credit evaluation of the borrower or obligor. Collateral held varies but may include accounts receivable, inventory, property, equipment and income-producing commercial properties. 17

Letters of Credit Standby letters of credit are conditional commitments issued to guarantee the financial or performance obligation of a borrower or obligor to a third party. Commercial letters of credit are conditional commitments issued to facilitate foreign and domestic trade transactions for borrowers or obligors. The credit risk involved in issuing letters of credit is similar to that involved in extending loan facilities. These obligations are underwritten consistent with commercial lending standards. The maximum exposure to loss for standby and commercial letters of credit is equal to the contractual (or notional) amount of the instruments. The following table presents the Corporation's commitments to extend credit and letters of credit acquired or assumed in the Republic Bank Transaction: (dollars in thousands) April 26, 2024 Commitments to extend credit $ 428,120 Standby letters of credit 9,358 Total $ 437,478 18